NEWS RELEASE
Cornerstone Building Brands Reports Strong Second-Quarter 2021 Results
•Posted second-quarter net sales growth of 29 percent, with strong performance across all business segments
•Generated earnings per diluted share of $0.07, with adjusted earnings per diluted share of $0.67
•Delivered net income of $9 million, with adjusted net income of $84 million, 11 percent higher than prior year
•Generated $190 million of pro forma Adjusted EBITDA1, 18 percent higher than prior year
•Expects to reduce year end net debt leverage by one to one and a half turns versus year end 2020
CARY, NC, August 3, 2021 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, today reported strong financial results for the second quarter of 2021 that reflected net sales growth and strong performance across all business segments.
Net sales for the second quarter were $1,400.1 million, an increase of 29.1 percent compared with net sales of $1,084.9 million in the same quarter last year, and an increase of 8.1 percent from the second quarter of 2019. Pro forma net sales1 of $1,406.3 million were 28.0 percent higher than in the second quarter of 2020. The net sales growth was driven by increased volume of 13.4 percent compared with the prior-year quarter and price actions in response to rising commodity costs and other inflationary impacts. For the first half of 2021, pro forma net sales1 were $2,691.1 million, a 20.4 percent increase over the prior-year first half, led by strong volume growth of 11.3 percent with two fewer fiscal ship days.
Net income was $8.8 million or $0.07 per diluted share compared with $26.5 million or $0.21 per diluted share in the same quarter last year. Adjusted net income1 was $84.5 million or $0.67 per diluted share, an 11.2 percent increase compared to the prior year. For the first half of 2021, Adjusted net income1 was $122.7 million or $0.97 per diluted share compared with a net loss of $41.3 million in the same period last year.
Pro forma Adjusted EBITDA1 for the second quarter of 2021 was $190.2 million, which was 18.3 percent higher than the same pro forma period a year ago and 7.9% percent higher than the comparable 2019 period. Pro forma Adjusted EBITDA1 growth was driven by strong residential demand and price actions offsetting inflationary impacts partially reduced by higher manufacturing costs incurred to serve customers. For the first half of 2021, pro forma Adjusted EBITDA1 of $331.4 million was 12.3 percent of pro forma net sales1, which increased 70 basis points over the same pro forma period a year ago and 200 basis points from the comparable 2019 period.
“We continue to leverage the strengths of our business model to deliver long-term profitable growth,” said James S. Metcalf, Chairman and Chief Executive Officer. “This quarter we delivered record second quarter earnings and made significant progress toward optimizing our portfolio. These actions strengthen our financial flexibility and position the Company to deliver value to all our stakeholders.”
As part of the Company’s ongoing effort to optimize its portfolio, the Company entered into definitive agreements to divest its Insulated Metal Panels business to Nucor Insulated Panel Group Inc and the Roll-up Sheet Doors business to Janus Industrial Holdings Inc for approximately $1.2 billion in cash transactions, subject to customary closing adjustments. Both transactions are expected to close in the third quarter of 2021.
Segment Results Versus Prior Year
Due to the timing of the Company’s fiscal calendar, second-quarter 2021 had one more ship day than second-quarter 2020.
•Windows segment net sales for the quarter were $579.7 million, an increase of 35.4 percent versus the same period last year. Strong volumes across all sales channels drove increased volume of 22.5 percent coupled with incremental sales growth from recent acquisition of Prime Windows. Also contributing to the increase was disciplined price actions in response to rising commodity costs and other inflationary impacts. Operating income was $38.8 million for the quarter, an increase of $15.7 million or 67.9 percent from the prior year quarter. Pro forma Adjusted EBITDA1 was
(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.

$73.2 million or 12.5 percent of pro forma net sales1, an increase of 17.6 percent, primarily due to increased volume of 47.2 percent and favorable price, net of commodity and other inflation impacts, partially offset by increased manufacturing costs to serve customers and inefficiencies caused by labor shortages. On a year-to-date basis, pro forma net sales1 increased 25.1 percent, and pro forma Adjusted EBITDA1 margin increased 50 basis points.
•Siding segment net sales for the quarter were $362.2 million, an increase of 27.0 percent versus the pro forma second-quarter 2020 net sales1. During the quarter, strong order momentum in the wholesale and retail channels drove increased volume of 12.0 percent and disciplined price actions in response to rising commodity costs and other inflationary impacts. Operating income was $53.4 million for the quarter, an increase of $22.7 million or 74.2 percent from the prior year quarter. Adjusted EBITDA1 was $79.4 million or 21.9 percent of net sales1, an increase of 25.5 percent, primarily due to increased volume of 20.1 percent and favorable price, net of commodity and other inflation impacts, partially offset by increased manufacturing costs to serve customers. On a year-to-date basis, net sales increased 26.9 percent, and Adjusted EBITDA1 margin increased 110 basis points as compared to the pro forma period last year.
•Commercial segment net sales for the quarter were $458.2 million, an increase of 23.4 percent from the prior year, driven by disciplined price actions to mitigate rising steel costs and increased volume of 3.6 percent. Operating income was $53.3 million for the quarter, an increase of $16.7 million or 45.5 percent from the prior year. Adjusted EBITDA1 was $67.5 million or 14.7 percent of net sales, an increase of 19.4 percent over the same quarter last year, primarily due to favorable price, net of commodity and other inflation impacts, partially offset by return of near term expenses. On a year-to-date basis, net sales increased 10.8 percent, and Adjusted EBITDA1 margin increased 80 basis points.
Balance Sheet and Liquidity
The Company’s cash flow used in operations of $31.8 million was driven by investments in net working capital to support the robust demand environment. Capital expenditures were $26.4 million, with approximately 50 percent invested in innovative product offerings and process automation that are expected to generate profitable growth in the future.
During the quarter, the Company fully redeemed its $645 million, 8.00% Senior Notes due April 2026 using available cash from the balance sheet and net proceeds from its extended and upsized senior term loan facility. Additionally, the Company refinanced its credit facilities, meaningfully extending its debt maturities and reducing annual interest costs by over $50 million a year. Unrestricted cash on hand was approximately $89 million and liquidity was approximately $608 million as of July 3, 2021. The net debt leverage ratio improved to 4.6x at the end of the second-quarter 2021 compared with 5.3x at the end of the second-quarter 2020.
Outlook
Third-Quarter 2021 Guidance anticipating the impacts of acquisitions and divestitures as if occurred at the beginning of the quarter. For comparison purposes a reconciliation of the pro forma 3Q 2020 financial measures have also been provided.
•The Company expects net sales to be between $1,385 million and $1,435 million

•Gross Profit is anticipated to be between $310 million and $330 million
•Adjusted EBITDA1 is expected to be between $180 million and $195 million
(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.

Fiscal Year 2021 Guidance
•Capital spending is projected to be approximately $100 million to $120 million
•Cash interest expense is expected to be approximately $170 million
•Cash tax rate expected to be approximately 30%
•Expects to improve year end net debt leverage by one to one and a half turns versus year end 2020

(1)Adjusted and pro forma financial metrics used in this release, including Adjusted EBITDA, are non-GAAP measures. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.

Conference Call Information
The Company will host a conference call at 9:00 a.m. EDT on Wednesday, August 4, to discuss its financial performance with investors and securities analysts. The financial results and supplemental information will be available online at investors.cornerstonebuildingbrands.com.
To register, please use this link http://www.directeventreg.com/registration/event/4089544.
After registering, an email confirmation with dial-in details and a unique code for entry will be sent. To ensure you are connected for the entirety of the call, please register a day in advance or at least 10 minutes before the start of the call. Additional call participation options are as follows:
By Webcast: Cornerstone Building Brands 2Q21 Earnings Call
Date: Wednesday, August 4, 2021
Time: 9:00 a.m. Eastern Daylight Time
Access link: Visit the Events & Presentations section of the Investors Page at investors.cornerstonebuildingbrands.com or access directly at
http://www.directeventreg.com/registration/event/4089544
Registration is open throughout the live call.

Replay dial-in will be available through August 18, 2021
Dial-in number: 800-585-8367
Replay code: 4089544

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and repair and remodel markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, insulated metal panels, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multichannel distribution platform and expansive national footprint includes more than 20,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and environmental, social and governance (ESG) responsibility are deeply embedded in our culture. We are committed to contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com
Investor Relations
Tina Beskid
Vice President, Finance and Investor Relations
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/ or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations, including our third quarter 2021 forecasted net sales, gross profit, and Adjusted EBITDA, and our fiscal year 2021 forecasted cost savings initiatives, return of near-term costs, net debt leverage, capital spending, cash interest expense, cash tax rate and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to: industry cyclicality; seasonality of the business and adverse weather conditions; challenging economic conditions affecting the residential, non-residential and repair and remodeling construction industry and markets; commodity price volatility and/or limited availability of raw materials, including polyvinyl chloride resin, glass, aluminum, and steel; our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains; increasing difficulty in credit or financing availability of consumers or builders; increase in inflationary activity; ability to successfully achieve price increases; success of automation initiatives; successful implementation of restructuring initiatives; successful integration of our acquired businesses; ability to recruit and retain employees; volatility in the United States and international economies and in the credit markets; the severity, duration and spread of the COVID-19 pandemic, as well as actions that may be taken by the Company or governmental authorities to contain COVID-19 or to treat its impact; an impairment of our goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; retention and replacement of key personnel; enforcement and obsolescence of our intellectual property rights; costs related to compliance with, violations of or liabilities under environmental, health and safety laws; changes in building codes and standards; competitive activity and pricing pressure in our industry; our ability to make strategic acquisitions accretive to earnings and dispositions at favorable prices and terms; our ability to carry out our restructuring plans and to fully realize the expected cost savings; global climate change, including legal, regulatory or market responses thereto; breaches of our information system security measures; damage to our computer infrastructure and software systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers; significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets; the cost and difficulty associated with integrating and combining acquired businesses; our ability to realize the anticipated benefits of acquisitions and dispositions and to use the proceeds from dispositions; volatility of the Company’s stock price; substantial governance and other rights held by our sponsor investors; the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; our ability to obtain financing on acceptable terms; downgrades of our credit ratings; and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA for the third quarter of 2021 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net sales	$1,400,121	$1,084,936	$2,667,153	$2,198,747
Cost of sales	1,088,393	830,205	2,095,696	1,713,129
Gross profit	311,728	254,731	571,457	485,618
	22.3%	23.5%	21.4%	22.1%

Selling, general and administrative expenses	163,518	134,371	316,686	299,325
Intangible asset amortization	46,809	45,240	93,011	90,101
Restructuring and impairment charges, net	4,652	15,411	6,490	29,246
Strategic development and acquisition related costs	(61)	784	3,252	5,641
Goodwill impairment	—	—	—	503,171
Income (loss) from operations	96,810	58,925	152,018	(441,866)
Interest income	23	341	140	679
Interest expense	(47,458)	(52,384)	(103,957)	(107,219)
Foreign exchange gain (loss)	229	2,025	203	(2,112)
Loss on extinguishment of debt	(42,234)	—	(42,234)	—
Other income (expense), net	493	660	830	(2)
Income (loss) before income taxes	7,863	9,567	7,000	(550,520)
Benefit for income taxes	(1,064)	(17,332)	(272)	(35,346)
	(13.5)%	(181.2)%	(3.9)%	6.4%

Net income (loss)	8,927	26,899	7,272	(515,174)
Net income allocated to participating securities	(123)	(442)	(93)	—
Net income (loss) applicable to common shares	$8,804	$26,457	$7,179	$(515,174)

Income (loss) per common share:
Basic	$0.07	$0.21	$0.06	$(4.09)
Diluted	$0.07	$0.21	$0.06	$(4.09)

Weighted average number of common shares outstanding:
Basic	125,863	125,754	125,683	125,927
Diluted	126,841	125,755	126,469	125,927

Increase (decrease) in sales	29.1%	(16.3)%	21.3%	(6.8)%

Selling, general and administrative expenses percentage of net sales	11.7%	12.4%	11.9%	13.6%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 3, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$88,978	$674,255
Restricted cash	6,224	6,223
Accounts receivable, net	613,193	554,649
Inventories, net	549,736	431,937
Income taxes receivable	46,358	39,379
Investments in debt and equity securities, at market	2,695	2,333
Prepaid expenses and other	88,942	77,751
Assets held for sale	390,025	4,644
Total current assets	1,786,151	1,791,171

Property, plant and equipment, net	568,901	631,821
Lease right-of-use assets	272,366	264,107
Goodwill	1,107,758	1,194,729
Intangible assets, net	1,488,426	1,584,604
Deferred income taxes	2,178	1,867
Other assets, net	28,283	10,191
Total assets	$5,254,063	$5,478,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,000	$25,600
Accounts payable	266,067	211,441
Accrued compensation and benefits	75,966	81,548
Accrued interest	21,406	25,485
Accrued income taxes	6,560	5,060
Current portion of lease liabilities	68,198	70,125
Other accrued expenses	280,236	247,893
Liabilities held for sale	75,927	—
Total current liabilities	820,360	667,152

Long-term debt	3,180,759	3,563,429
Deferred income taxes	233,602	269,792
Long-term lease liabilities	205,530	198,875
Other long-term liabilities	334,565	337,437
Total long-term liabilities	3,954,456	4,369,533

Common stock	1,261	1,255
Additional paid-in capital	1,265,887	1,257,262
Accumulated deficit	(757,413)	(764,685)
Accumulated other comprehensive loss, net	(30,064)	(51,517)
Treasury stock, at cost	(424)	(510)
Total stockholders’ equity	479,247	441,805

Total liabilities and stockholders’ equity	$5,254,063	$5,478,490

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 3, 2021	July 4, 2020
Cash flows from operating activities:
Net income (loss)	$7,272	$(515,174)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	145,901	140,480
Non-cash interest expense	10,924	4,593
Share-based compensation expense	8,593	8,543
Loss on extinguishment of debt	42,234	—
Goodwill impairment	—	503,171
Asset impairment	3,988	3,490
Loss on sale of assets, net	—	169
Provision for credit losses	1,428	252
Deferred income taxes	(24,758)	(48,190)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(119,813)	(24,844)
Inventories	(176,077)	36,872
Income taxes	(6,979)	12,226
Prepaid expenses and other	(15,960)	9,782
Accounts payable	73,627	(7,818)
Accrued expenses	38,347	(53,834)
Other, net	(448)	(2,756)
Net cash provided by (used in) operating activities	(11,721)	66,962
Cash flows from investing activities:
Acquisitions, net of cash acquired	(94,383)	(41,841)
Capital expenditures	(47,643)	(47,609)
Proceeds from sale of property, plant and equipment	715	114
Net cash used in investing activities	(141,311)	(89,336)
Cash flows from financing activities:
Proceeds from ABL facility	160,000	345,000
Payments on ABL facility	—	(30,000)
Proceeds from cash flow revolver	—	115,000
Proceeds from term loan	108,438	—
Payments on term loan	(12,905)	(12,810)
Payments on senior notes	(670,800)	—
Payments of financing costs	(13,187)	—
Purchases of treasury stock	—	(6,428)
Payments on derivative financing obligations	(2,848)	—
Other	(61)	(467)
Net cash provided by (used in) financing activities	(431,363)	410,295
Effect of exchange rate changes on cash and cash equivalents	(881)	(508)
Net increase (decrease) in cash, cash equivalents and restricted cash	(585,276)	387,413
Cash, cash equivalents and restricted cash at beginning of period	680,478	102,307
Cash, cash equivalents and restricted cash at end of period	$95,202	$489,720
Supplemental disclosure of cash flow information
Interest paid, net of amounts capitalized	$102,045	$101,142
Taxes paid, net	$23,968	$1,109

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net income (loss) per diluted common share, GAAP basis	$0.07	$0.21	$0.06	$(4.09)
Restructuring and impairment charges, net	0.04	0.12	0.05	0.23
Strategic development and acquisition related costs	—	0.01	0.03	0.04
Non-cash loss (gain) on foreign currency transactions	—	(0.02)	—	0.02
Goodwill impairment	—	—	—	4.00
Intangible asset amortization(4)	0.37	0.36	0.74	0.72
Customer inventory buybacks	—	—	—	—
COVID-19(3)	—	0.05	—	0.06
Other, net(5)	0.40	—	0.43	0.01
Tax effect of applicable non-GAAP adjustments(1)	(0.21)	(0.14)	(0.32)	(1.32)
Adjusted net income (loss) per diluted common share(2)	$0.67	$0.60	$0.97	$(0.33)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net income (loss) applicable to common shares, GAAP basis	$8,804	$26,457	$7,179	$(515,174)
Restructuring and impairment charges, net	4,652	15,411	6,490	29,403
Strategic development and acquisition related costs	(61)	784	3,252	5,641
Non-cash loss (gain) on foreign currency transactions	(229)	(2,025)	(203)	2,112
Goodwill impairment	—	—	—	503,171
Intangible asset amortization(4)	46,815	45,240	93,017	90,101
Customer inventory buybacks	—	193	—	313
COVID-19(3)	244	6,805	(399)	8,035
Other, net(5)	50,824	474	54,002	1,612
Tax effect of applicable non-GAAP adjustments(1)	(26,584)	(17,389)	(40,601)	(166,501)
Adjusted net income (loss) applicable to common shares(2)	$84,465	$75,950	$122,737	$(41,287)
(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
(3)Costs included within the COVID-19 line item for the three and six months ended July 3, 2021 and July 4, 2020 include incremental labor costs due to quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs.
(4)Effective July 3, 2021, we revised the definition of Adjusted Net Income to exclude intangible amortization expense.
(5)Costs included within the Other, net line item include $8.5 million and $11.6 million of non-capitalizable debt issuance costs for the three and six months ended July 3, 2021, respectively; and $42.2 million of loss on extinguishment of debt for the three and six months ended July 3, 2021.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended			Six Months Ended
	July 3, 2021	July 4, 2020	June 29, 2019	July 3, 2021	July 4, 2020	June 29, 2019
Net sales	$1,400,121	$1,084,936	$1,295,457	$2,667,153	$2,198,747	$2,360,289
Impact of Prime, Kleary and Environmental Stoneworks acquisitions(1)	6,175	13,606	25,238	23,936	35,504	60,521
Pro forma net sales	$1,406,296	$1,098,542	$1,320,695	$2,691,089	$2,234,251	$2,420,810

Gross profit	$311,728	$254,731	$304,663	$571,457	$485,618	$490,580
	22.3%	23.5%	23.5%	21.4%	22.1%	20.8%

Operating income (loss), GAAP	$96,810	$58,925	$80,931	$152,018	$(441,866)	$53,566
Restructuring and impairment charges, net	4,652	15,411	7,107	6,490	29,403	10,538
Strategic development and acquisition related costs	(61)	784	12,086	3,252	5,641	26,168
Non-cash charge of purchase price allocated to inventories	—	—	—	—	—	16,249
Goodwill impairment	—	—	—	—	503,171	—
Customer inventory buybacks	—	193	175	—	313	417
COVID-19	244	6,805	—	(399)	8,035	—
Other, net	8,588	474	1,357	11,768	1,612	2,081
Adjusted operating income	110,233	82,592	101,656	173,129	106,309	109,019

Other income (expense), net	493	660	(397)	830	(2)	(52)
Depreciation and amortization	73,286	70,711	67,529	145,901	140,480	127,476
Share-based compensation expense	5,291	5,156	3,474	8,593	8,543	7,479
Adjusted EBITDA	189,303	159,119	172,262	328,453	255,330	243,922

Impact of Prime, Kleary and Environmental Stoneworks acquisitions(1)	876	1,583	3,945	2,903	4,528	5,216
Pro Forma Adjusted EBITDA	$190,179	$160,702	$176,207	$331,356	$259,858	$249,138
Pro forma Adjusted EBITDA as a % of Pro Forma Net sales	13.5%	14.6%	13.3%	12.3%	11.6%	10.3%
(1)Reflects the net sales and Adjusted EBITDA of Prime Windows LLC for the periods January 1, 2019 to June 29, 2019, January 1, 2020 to July 4, 2020 and January 1, 2021 to April 29, 2021; Kleary Masonry, Inc. for the periods January 1, 2019 to June 29, 2019 and January 1, 2020 to March 1, 2020; and Environmental Stoneworks for the period of January 1, 2019 to February 20, 2019.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Windows

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net Sales	$579,744	$428,275	$1,107,007	$876,725
Impact of Prime acquisition(1)	6,175	13,606	23,936	27,146
Pro forma net sales	$585,919	$441,881	$1,130,943	$903,871

Gross profit	$102,320	$84,363	$194,854	$158,364
	17.6%	19.7%	17.6%	18.1%

Operating income (loss), GAAP	$38,783	$23,101	$68,145	$(290,089)
Restructuring and impairment charges, net	23	4,184	955	5,650
Strategic development and acquisition related costs	1,314	—	1,314	16
Goodwill impairment	—	—	—	320,990
COVID-19	—	3,964	—	4,892
Other, net	—	(785)	—	—
Adjusted operating income	40,120	30,464	70,414	41,459

Other income (expense), net	13	—	(74)	—
Depreciation and amortization	32,174	30,182	62,972	60,035
Adjusted EBITDA	72,307	60,646	133,312	101,494

Impact of Prime acquisition(1)	876	1,583	2,903	2,659
Pro Forma Adjusted EBITDA	$73,183	$62,229	$136,215	$104,153
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	12.5%	14.1%	12.0%	11.5%

(1)Reflects the net sales and Adjusted EBITDA of Prime Windows LLC for the periods January 1, 2020 to July 4, 2020 and January 1, 2021 to April 29, 2021.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net Sales	$362,187	$285,249	$678,578	$526,292
Impact of Kleary acquisition(1)	—	—	—	8,358
Pro forma net sales	$362,187	$285,249	$678,578	$534,650

Gross profit	$99,867	$78,137	$175,866	$137,179
	27.6%	27.4%	25.9%	26.1%

Operating income (loss), GAAP	$53,383	$30,638	$80,911	$(138,229)
Restructuring and impairment charges, net	13	2,524	154	3,615
Strategic development and acquisition related costs	(3,167)	955	(2,844)	976
Goodwill impairment	—	—	—	176,774
Customer inventory buybacks	—	193	—	313
COVID-19	7	43	20	43
Other, net	27	412	27	—
Adjusted operating income	50,263	34,765	78,268	43,492

Other income (expense), net	(34)	(6)	(66)	(6)
Depreciation and amortization	29,209	28,514	58,357	56,521
Adjusted EBITDA	79,438	63,273	136,559	100,007

Impact of Kleary acquisition(1)	—	—	—	1,869
Pro Forma Adjusted EBITDA	$79,438	$63,273	$136,559	$101,876
Adjusted EBITDA as a % of Net Sales	21.9%	22.2%	20.1%	19.0%
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	21.9%	22.2%	20.1%	19.1%

(1)Reflects the net sales and Adjusted EBITDA of Kleary Masonry, Inc. for the period January 1, 2020 to March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Commercial

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net Sales	$458,190	$371,412	$881,568	$795,730

Gross profit	$109,541	$92,231	$200,737	$190,075
	23.9%	24.8%	22.8%	23.9%

Operating income, GAAP	$53,330	$36,664	$94,915	$53,505
Restructuring and impairment charges, net	2,374	7,364	3,046	19,069
Strategic development and acquisition related costs	774	(149)	832	(254)
Goodwill impairment	—	—	—	5,407
COVID-19	—	1,220	(774)	1,522
Other, net	14	289	177	1,100
Adjusted operating income	56,492	45,388	98,196	80,349

Other income (expense), net	371	123	725	237
Depreciation and amortization	10,643	11,020	22,003	21,921
Adjusted EBITDA	$67,506	$56,531	$120,924	$102,507
Adjusted EBITDA as a % of Net Sales	14.7%	15.2%	13.7%	12.9%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net cash provided (used) in operating activities	$(31,752)	$69,186	$(11,721)	$66,962
Less: Capital expenditures	(26,413)	(20,042)	(47,643)	(47,609)
Free cash flow	$(58,165)	$49,144	$(59,364)	$19,353